EXHIBIT 10.8

WILSONS THE LEATHER EXPERTS INC.
RESTRICTED STOCK AGREEMENT

      THIS AGREEMENT made as of the _____ day of ___, between Wilsons The Leather Experts Inc., a Minnesota corporation (the “Company”) and ___________ (the “Associate”),

W I T N E S S E T H:

     WHEREAS, the Wilsons The Leather Experts Inc. 2000 Long Term Incentive Plan (the “Plan”) permits the Company to make certain awards to Associates, including awards of Restricted Stock; and

     WHEREAS, the Compensation Committee of the Company (the “Committee”) has determined to make an award of Restricted Stock to the Associate under the Plan, such award to be governed by the terms of the Plan and this Agreement;

     NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration, the parties agree as follows:

     1.       Grant of Restricted Stock

     (a)       Subject to the terms and conditions of the Plan and of this Agreement (and subject to execution of this Agreement by the Associate), the Company has granted to the Associate _________ Shares, as defined in the Plan. Such Shares are subject to the restrictions provided for herein and are referred to collectively as the “Restricted Shares” and each as a “Restricted Share”.

     (b)       Each Restricted Share shall be evidenced by a book entry made in the records of the Company in the name of the Associate. Associate shall have all rights of a shareholder of the Company with respect to each Restricted Share (including voting rights and the right to receive dividends and other distributions), except that all restrictions provided for herein shall apply to each Restricted Share and to any other securities distributed with respect to such Restricted Share. No Restricted Share may be sold, transferred, pledged, hypothecated or otherwise encumbered or disposed of until such Restricted Share has vested in the Associate in accordance with all terms and conditions of this Agreement. Each Restricted Share shall remain restricted and subject to forfeiture by the Associate to the Company unless and until such Restricted Share has vested in the Associate in accordance with all terms and conditions of this Agreement. Each book entry evidencing any Restricted Share shall contain such legends and stock transfer instructions or limitations as may be determined or authorized by the Committee in its sole discretion.

     2.       Normal Vesting. So long as the Associate has been continuously employed by the Company or a parent or subsidiary thereof from the date hereof through each such anniversary (excluding any periods during which the Associate is on approved leaves of absence), then 25% of the Restricted Shares granted to the Associate by the company as of the date hereof will vest on each of the first through the fourth anniversaries of the date hereof. In no event shall more than 100% of the restricted shares granted to the Associate by the Company as of the date hereof vest. For purposes of this Agreement, the term “employment” and similar terms shall include the providing of services to the Company, or a parent or subsidiary thereof, in the capacity of advisor or consultant.

     3.       Accelerated Vesting. Notwithstanding paragraph 2, above, the Restricted Shares that have not been forfeited shall vest immediately upon (i) a Change in Control as defined in Section 2 of the Plan, or (ii) the death of the Associate or the Associate’s becoming Disabled.

     4.       Issuance of Unrestricted Shares. Upon the vesting of any Restricted Shares, all restrictions on the transferability of such Restricted Shares will lapse, and the Company will, subject to the provisions of the Plan (dealing with payment of required withholding taxes and other legal requirements) remove any legends and stock transfer instructions or restrictions from the book entry evidencing the Restricted Shares.

     5.       Forfeiture. If the Associate’s employment with the Company, or a parent or subsidiary thereof, is terminated, other than by reason of the Associate’s death or Disability (as defined in Section 2 of the Plan), then any Restricted Shares that have not previously vested shall be forfeited by Associate to the Company, Associate shall thereafter have no right, title or interest whatever in such Restricted Shares. The Company is authorized to cause any book entry in the records of the Company to be adjusted to reflect the number of Restricted Shares so forfeited.

     6.       The Committee; Adjustments. The Committee, in its sole and absolute discretion, shall determine (i) whether the Associate has become Disabled (as defined in Section 2 of the Plan) and (ii) any other terms and conditions relating to this award. The Committee in its sole and absolute discretion, may modify previously established goals, if any, if it determines that modification is advisable. In addition, the Committee may modify this award, in its sole and absolute discretion, to adjust the number or type of securities subject hereto in the event of a reorganization, merger, consolidation, re-capitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, or extraordinary dividend or divestiture (including a spin-off), or any other change in the corporate structure or Shares of the Company.

     7.       Employment. This Agreement shall not give Associate any right to continued employment with the Company or any parent or subsidiary thereof, and the Company or any parent or subsidiary thereof employing Associate may terminate such employment or otherwise treat Associate without regard to the effect it may have upon Associate or any Restricted Shares under this Agreement.

     8.       Miscellaneous. This Agreement is entered into pursuant to the Plan and is subject to all of the terms and conditions contained in the Plan. The Associate acknowledges that a copy of the Plan has been made available to him or her; and, by execution hereof, the Associate agrees and accepts this Agreement subject to the terms of the Plan. This Agreement shall be binding upon and inure to the benefit of any successor of the Company. This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota. This Agreement contains all terms and conditions with respect to the subject matter hereof and no amendment, modification or other change hereto shall be of any force or effect unless and until set forth in a writing executed by Associate and the Company.

     IN WITNESS WHEREOF, Associate has executed this Agreement and the Company has caused this Agreement to be executed by its duly authorized officer, all as of the day and year first above written.

WILSONS THE LEATHER EXPERTS INC.

By

Its

Associate